Aspen Insurance Holdings Limited June 17, 2014 Exhibit (a)(2) ASPEN: CREATING SHAREHOLDER VALUE SUPERIOR TO ENDURANCE’S ILL-CONCEIVED OFFER

SAFE HARBOR DISCLOSURE
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This slide presentation is for information purposes only.  It should be read in conjunction with our financial supplement posted on our website on the Investor Relations page and with other documents filed or to be filed shortly by Aspen Insurance Holdings Limited (the “Company” or “Aspen”) with the U.S. Securities and Exchange Commission.
Non-GAAP Financial Measures:
In presenting Aspen's results, management has included and discussed certain "non-GAAP financial measures" as such term is defined in Regulation G. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain Aspen's results of operations in a manner that allows for a more complete understanding of the underlying trends in Aspen's business.
However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable
GAAP financial measures in accordance with Regulation G is included herein or in the financial supplement, as applicable, which can be obtained from the Investor Relations section of Aspen's website at federal securities laws. These statements are made pursuant to common law doctrine and, to the extent applicable, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,”
“seek,” “will,” “likely,” “estimate,” “may,” “continue,” “guidance,” “outlook,” “trends,” “future,” “could,” “target,” and similar expressions of a future or forward-looking nature. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.  Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.  All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio (including particular lines of business), ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgements on insurers’
liability to various risks; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market changes or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial institutions. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" sections in Aspen's Annual Report on Form 10-K and First Quarter Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission on February 20, 2014 and May 1, 2014, respectively. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.
The guidance in this presentation relating to 10% Operating ROE in 2014 and with a further 100 basis point increase over 2014 in 2015 is made as at April 23, 2014.  Such guidance assumes for 2014 a pre-tax catastrophe load of $185 million per annum, normal loss experience and given the current interest rate and insurance pricing environment and for 2015 a pre-tax catastrophe load of $200mm, normal loss experience, our expectations for rising interest rates, and a less favorable insurance pricing environment. Aspen has identified and described in the following slides actions and additional underlying assumptions in each of its three operating return on equity levers – optimization of the business portfolio (including particular lines of business), capital efficiency and enhancing investment returns – to seek to achieve the targeted Operating
ROE in 2014 and 2015.  These forward looking statements are subject to the assumptions, risks and uncertainties, as discussed above and in the following slides, which could cause actual results to differ materially from these statements.
In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management's best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business.  Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses will remain within the stated
amounts.
Cautionary Statement Concerning Forward-Looking Statement: This presentation contains written, and the Company may make related oral, “forward-looking statements” within the meaning of the U.S.
www.aspen.co.

DISCLAIMER
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Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This communication is for informational purposes only and is not a substitute for any relevant documents that Aspen may file with the U.S. Securities and Exchange Commission
(“SEC”).
Endurance Specialty Holdings Ltd. has commenced an exchange offer for the outstanding shares of Aspen (together with associated preferred share purchase rights). Aspen has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC.
INVESTORS AND SECURITY HOLDERS OF ASPEN ARE URGED TO READ THIS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR
ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Aspen through the web site maintained by the SEC at
http://www.sec.gov. These documents will also be available on Aspen’s website at   http://www.aspen.co.
Certain Information Regarding Participants
Aspen and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Aspen’s directors and executive officers in Aspen’s Annual Report on Form 10-K for the year ended
December 31, 2013, which was filed with the SEC on February 20, 2014, and its proxy statement for the 2014 Annual Meeting, which was filed with the SEC on
March 12, 2014. These documents can be obtained free of charge from the sources indicated above.

THE CHOICE IS CLEAR
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Aspen has a clear path to
value creation
Endurance’s offer is
unattractive and ill-
conceived
Exchange offer and proxy
tactics are distractions

Growing ROE through business optimization, capital management and enhanced investment returns

Multi-year strategic investments are increasingly paying off

Aspen’s business momentum and future prospects are making the stock more compelling to and more widely understood by investors

Endurance’s business mix is unattractive and its strategy is uncertain

Inadequate and declining upfront value of consideration

Value destruction through loss of teams and business considerably in excess of Endurance’s estimates

Broad investor support over the view that the offer price is inadequate

Endurance’s coercive legal tactics are an attempt to acquire Aspen at the lowest possible price

Will result in significant time, expense and distraction for Aspen
Aspen is committed to delivering shareholder value - Endurance’s proposal significantly undervalues the company

I. ASPEN IS EXECUTING ON A CLEAR STRATEGY TO CREATE SHAREHOLDER VALUE 5 AHL: NYSE

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ASPEN’S STRATEGY FOR CREATING SHAREHOLDER VALUE:
6
Expected Operating ROE: 10% in 2014; increase on the order of 100 bps in 2015; beyond 2015 expects additional continued benefits from increasing operating leverage
(1)
1. Optimization of business portfolio
- Reinsurance business is an established leader and is positioned for continued
profitable growth
- U.S. Insurance business posting consistent underwriting profits; on track to achieve scale in 2015, resulting in a further $20mm increase to earnings
(1)
- Lloyd’s is a key growth engine of a well-established International Insurance business
- Restructured ceded retrocession and reinsurance programs will contribute net income improvement of $25mm in 2014 and a further $20mm in 2015
(1)
2. Capital efficiency
- $341mm common stock repurchased from Jan 1, 2013 through Mar 31, 2014
- $193mm remaining share repurchase authorization as at Mar 31, 2014
- Plan to continue to opportunistically reduce excess capital
3. Enhancing investment returns
- Invested a further $200mm in equities in 2013 and $40mm in 1Q 2014
- 6.2% of the investment portfolio in equities at March 31, 2014 compared to
2.5% at year end 2012
As at April 23, 2014. In 2014 this assumes a pre-tax catastrophe load of $185mm, normal loss experience and given the current interest rate and insurance pricing environment; In 2015 this assumes a pre-tax catastrophe load of $200mm, normal loss experience, our expectations for rising interest rates and a less favorable insurance pricing environment.  See “Safe Harbor Disclosure” slide 2
(1)

OPTIMIZATION OF BUSINESS PORTFOLIO:
CLEAR STRATEGY FOR CONTINUED ROE IMPROVEMENT
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Strong premium growth in diversified lines results in improving capital and operating leverage
Cumulative Expected
3 year Growth 2014 – 2016
(1)
Gross Written Premiums
(% expected growth)
(1)
Risk Allocated Capital
(% expected growth)
(1)
Aspen Group ~ 35% ~ 10%
• Premium growth focused in less capital intensive, diversified lines; cumulative expected premium growth rate over three times the rate of growth in risk allocated capital
• Improving operating leverage: driving higher volumes without commensurate increases in expenses
(1)See “Safe Harbor Disclosure” slide 2

OPTIMIZATION OF BUSINESS PORTFOLIO:
REINSURANCE BUSINESS HAS STRONG PROSPECTS
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8
• Utilizing multi-line capability and Aspen Capital Markets to leverage third party capital
• Significant growth prospects in emerging markets, expected to account for 20% of premiums
(1)
• Regional structure to meet increasing demand for local market solutions
• Successful January 1 renewals affirm Aspen’s strategy and broad reach in a difficult market
• Diversified portfolio across four sub-segments: Property Catastrophe, Other Property, Casualty and Specialty
• Exceptional client relationships, reflecting consistent, seasoned management team that supports clients with a long term focus and continuity
(1)  2014E premiums from APAC, LatAm and MENA. See “Safe Harbor Disclosure” slide 2
Strongest contributor to group ROE – expected to continue generating high profitability

OPTIMIZATION OF BUSINESS PORTFOLIO:
EVIDENCE OF OUR RELEVANCE AND COMMITMENT TO OUR REINSURANCE CLIENTS
Note: This survey is based on all of Aspen Re’s clients and compares against all 44 reinsurers that participated in the 2013 Flaspöhler Survey (Cedants Evaluate
Reinsurers/Non-Life/North America).  Results are not overall results; results are a specific subset of the overall survey that includes only respondents that  Aspen
Re has identified as clients or target clients
9
41
40
39
38
37
36
35
34
33
32
31
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28
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25
24
23
22
21
20
19
18
17
16
15
14
13
12
11
10
9
8
7
6
5
Aspen Re
3
2
1
North American Reinsurance 2013 Client Advocate
Score™
Summary (Mean = 24.8)
Which reinsurer(s) do you believe is/are
best overall?
Aspen ranked at the highest level among peers in North America Reinsurance
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-20.0
-14.3
0.0
3.8
5.0
7.1
8.7
11.1
12.5
14.3
17.9
18.2
20.0
20.0
20.7
22.1
23.1
25.0
25.0
25.0
25.0
25.0
25.6
25.7
27.8
28.0
28.6
29.2
30.8
33.3
37.0
37.0
38.5
40.0
41.7
41.9
46.7
46.7
46.9
56.2
58.3
0.0%
0.0%
0.0%
0.0%
0.0%
1.0%
1.0%
1.0%
3.7%
3.7%
3.7%
3.7%
5.8%
5.8%
5.8%
7.4%
9.3%
9.3%
9.3%
11.1%
11.1%
11.1%
11.1%
14.8%
14.8%
14.8%
14.8%
16.7%
16.7%
18.5%
18.5%
18.5%
18.5%
24.1%
25.9%
27.8%
37.0%
38.9%
44.4%
48.3%
51.9%
88.5%
42
41
40
39
38
37
36
35
34
33
32
31
30
29
28
27
26
25
24
23
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21
20
19
18
17
16
15
14
13
12
11
10
9
8
7
6
5
Aspen Re
3
2
1
2013
2011

OPTIMIZATION OF BUSINESS PORTFOLIO:
U.S. SPECIALTY INSURANCE NICHE STRATEGY IS BEARING FRUIT
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(1) Includes investment spend on systems and personnel
(2) As at April 23, 2014. See “Safe Harbor Disclosure” slide 2
(3) Per Aspen 2013 10-K, p  F-39
($ in mm)
• Platform build-out largely complete
after $150mm investment since 2009
(1)
• Loss ratio of 54% for the full year 2013 and
57% in 1Q 2014
• Underwriting profit in every quarter of 2013 and
1Q 2014
• ROE for U.S. Insurance business is expected
to increase by 300+ basis points in 2015 over
2014
(2)
• $550mm of net earned premiums expected in
2015 should drive ~16% G&A ratio
(2)
• Over $200mm of net operating losses carried
forward; can be applied against future U.S.
Insurance profits
(3)
$ 0
$ 100
$ 200
$ 300
$ 400
$ 500
$ 600
$ 142
$ 250
$ 396
$ 550
37.0%
29.3%
20.6%
~16.0
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
40.0%
2011 2012 2013 2015E
U.S. NEP U.S. G&A Ratio
~

OPTIMIZATION OF BUSINESS PORTFOLIO:
LLOYD’S IS THE GROWTH ENGINE OF A WELL-ESTABLISHED INTERNATIONAL
INSURANCE BUSINESS
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Source: Syndicate reports
Note: British pounds converted to U.S. dollars at average exchange rate during the year
• International Insurance generated over $900mm of premiums in 2013, with pre-eminent positions in targeted markets and offerings across a diverse range of risks and geographies
• Lloyd’s of London platform increasingly fundamental for first-tier commercial (re)insurers
($ in mm)
Aspen’s Lloyd’s Premium
Well-established International Insurance platform, achieving strong contribution to ROE since inception
$138
$230
$287
$361
$421
$439
2008 2009 2010 2011 2012 2013
- Clients want access to Lloyd’s global footprint
- Significant barrier to entry for new applicants; new Syndicate’s business plan must be differentiated and accretive to Lloyd’s franchise

II. ENDURANCE’S OFFER IS NOT IN THE BEST INTEREST OF ASPEN’S SHAREHOLDERS 12 AHL: NYSE

COMBINATION WOULD DERAIL ASPEN’S CAREFULLY CONSTRUCTED GROWTH
STRATEGY AND BALANCED BUSINESS PORTFOLIO
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Aspen’s Business Portfolio Impact of a Combination with Endurance
(1) Underwriting income ex reserve releases was negative from 2011-2013
(2) Mr. Charman, as quoted in Insurance Insider, June 10, 2013
Longstanding client relationships through
team stability
Disruption of market and underwriting
relationships will result in loss of business
well in excess of Endurance’s projections
Premier reinsurance franchise, with talented
underwriting team
Dubious commitment to and inconsistent
strategy in reinsurance business
Leading specialty insurance provider, with
strong access to clients and risks
No clear strategy and underwriting teams
with unproven track record at Endurance
Fast-growing and profitable U.S. Insurance
business
Adds loss-making insurance business
(1)
Well-regarded Lloyd’s syndicate Public disdain for Lloyd’s business:
Diversified insurance portfolio with limited
exposure to crop business
An unbalanced insurance portfolio with
focus on volatile and low-margin crop
business
“I find it difficult to want to be a...piece of [Lloyd’s]”
(2)

ENDURANCE HAS A TRACK RECORD OF UNDERPERFORMANCE IN UNDERWRITING
14
Total Company Calendar Year Loss Ratios Ex Reserve Development and Catastrophes (’09-’13)
Source: Aspen and Endurance filings
Note: Endurance Insurance segment catastrophe losses calculated as total company catastrophe losses less Reinsurance segment catastrophe losses in all years, per Endurance annual filings
Insurance Segment Calendar Year Loss Ratios Ex Reserve Development and Catastrophes (’09-’13)
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78.3%
73.6%
84.2%
90.8%
85.4%
69.6%
64.6%
67.5%
61.4% 61.1%
64.7%
61.6%
2009 2010 2011 2012 2013 1Q'14
Endurance Aspen
62.3%
62.1%
69.1%
70.9%
67.6%
57.3%
56.6%
57.4%
56.4%
55.9%
56.5%
55.9%
2009 2010 2011 2012 2013 1Q'14

ENDURANCE’S GROWING RELIANCE ON RESERVE RELEASES MASKS
UNDERWRITING LOSSES IN 3 OF THE LAST 5 YEARS
15
Source: Endurance filings
($ in mm)
93.2%                    96.0%                   122.2%      108.3%                    101.2%                  94.0%
Combined Ratio
Ex Reserve
Releases
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$ 114
$ 68
$(432)
$(168)
$(27)
$ 151
$ 127
$ 180
$ 120
$ 222
$ 50
Underwriting Income ex. Reserve Release Prior Year Reserve Releases
2009 2010 2011 2012 2013 1Q'14
$ 22

SIGNIFICANTLY MORE DIS-SYNERGIES THAN ENDURANCE ACKNOWLEDGES
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Aspen’s Ground Up Analysis
Reinsurance Insurance Total
2013 Aspen Gross Written Premium ($bn) $1.1 $1.5 $2.6
1Q’14 Aspen Combined Ratio (%) 72.6% 95.1% 87.6%
Key sources of anticipated revenue dis-synergies:
• Reduction of line by cedants due to counterparty risk
• Cultural mismatch leading to loss of key personnel and business
Dis-synergies analysis confirmed by feedback from customers and employees
Endurance expects up to $500-550mm of premium attrition
Business lost will be among the most valued and will not be easily replaced
Reinsurance segment will be disproportionately affected
Owing to serious strategic misalignment, significant customer overlap and cultural incompatibility, premiums lost are expected to be well in excess of Endurance’s projection
(1)
Endurance 1Q 2014 Earnings Call Transcript
Aspen Endurance Total Endurance Estimate of
Dis-Synergies
2013 Gross Written Premiums ($bn) $2.6 $2.7 ~$5.3 Up to $500-550mm
“... we would assume a typical attrition in combining a portfolio in the 5% to 10% range [of combined premiums].” – Michael McGuire, Endurance CFO (1)

III. ENDURANCE’S INADEQUATE EXCHANGE OFFER AND COERCIVE PROXY TACTICS 17 AHL: NYSE

ENDURANCE’S REVISED OFFER DOESN’T EVEN KEEP PACE WITH ASPEN’S
CONTINUED GROWTH
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(1) Market data as of April 11, 2014
(2) Market data as of June 13, 2014
Initial Offer
1
Current Offer
2
Change
Aspen's Book Value per Share $40.90 (Dec-2013) $42.72 (Mar-2014) 4.4%
Cash Consideration
Amount $ 47.50 $ 49.50
Price to Book Multiple 1.161 x 1.159 x (0.2)%
Stock Consideration
Endurance Closing Price $ 53.82 $ 51.63
Exchange Ratio 0.8826 x 0.9197 x
Mark-to-Market of Stock Consideration $ 47.50 $ 47.48
Price to Book Multiple 1.161 x 1.112 x (4.3)%
Blended Consideration Multiple
1.161 x 1.130 x (2.7)%

ENDURANCE’S EXCHANGE OFFER IS INADEQUATE AND, BY ITS TERMS,
CANNOT BE COMPLETED
19
Inadequate Value
• $48.29 at current market price
(1)
• <1.14x book value
Conditionality Makes Closing
Impossible
• Among other conditions, completion requires that
Aspen and Endurance enter into a Merger
Agreement
No Committed Long-Term
Financing
• Previous providers of “firm” equity financing are
no longer as committed
• Relies solely on expensive bridge loan with
uncertain financing
$48.29 calculated based on 60% / 40% cash / stock consideration mix; stock consideration based on Endurance closing price of $51.63 on June 13,
2014 times 0.9197 exchange ratio; cash consideration of $49.50 per share
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(1)

ENDURANCE’S MANEUVERS ARE A DESPERATE ATTEMPT TO FORCE THROUGH
AN OFFER THAT SIGNIFICANTLY UNDERVALUES ASPEN
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Do NOT send
Endurance an
authorization
On Calling a
Special Meeting
to Expand the
Board to 19
Directors
On Supporting a
Hostile Scheme
of Arrangement
A Board of 19 members is far
too large to function
effectively for the benefit of
shareholders
Do NOT tender
REJECT Endurance’s
inadequate offer
tendering into its exchange
offer
Into ENH’s
Exchange Offer
Do NOT send
Endurance an
authorization
Hostile Scheme
coercive, convoluted
maneuver that could force
“take it or leave it” vote on
economics in Endurance’s
value-destructive proposal
Endurance’s coercive legal tactics are an attempt to acquire Aspen at the lowest possible price and will result in significant time, expense and distraction to Aspen by not
is a

ASPEN HAS A CLEAR PATH TO INCREASING SHAREHOLDER VALUE
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Aspen has built a successful, balanced and well-regarded specialty (re)insurer
Aspen has a track record of taking advantage of market opportunities to deliver shareholder value
Aspen has invested in building a balanced portfolio; some of our best investments are on the cusp of delivering increasing value to shareholders
Aspen has seasoned and talented management and underwriting teams with a record of solid performance, significant capital return and prudent capital and reserve management
Aspen has a corporate culture that supports exceptional client service
Risks of a combination with Endurance include significant client disruption and loss of valuable business
Risks of a combination with Endurance are significant
Aspen has a strong, well-thought through standalone plan to increase shareholder value through rising ROEs

IV. APPENDIX 22 AHL: NYSE

Cumulative Capital Generated(1) Compounded Annual Growth Rate of Over 13% Per Year

ASPEN’S FRANCHISE HAS GENERATED OVER $3BN OF CAPITAL OVER
10 YEARS ...
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($ in mm)
Note: Common Equity Issued is excluded from Cumulative Capital Generated and the Compounded Annual Growth Rate, comprised of the 12.1mm ordinary shares issued in the 2003 initial public offering; 25.9mm ordinary shares issued in 2005; ordinary shares issued upon exercise of investor options; and ordinary shares issued as part of employee incentive plans and to non-employee directors. From 2003 through 2013 the value of these issuances totaled $947.3mm
(1) Cumulative Capital Generated includes the following since YE 2003: Cumulative Undistributed Retained Earnings, Cumulative Dividends and Cumulative
Repurchases. It excludes Cumulative Common Equity Issued
$ 1,494
$ 1,318
$ 1,881
$ 2,444
$ 2,620
$ 3,070
$ 3,768
$ 3,632
$ 3,944
$ 4,541
$ 4,682
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 1Q'14
YE 2003 Capital Cumulative Undistributed Retained Earnings
Cumulative Dividends Cumulative Repurchases
Cumulative Common Equity Issued
$1,299

$288
$1,002
$1,178
$1,444
$1,200
$1,137
$1,114
$1,170
$1,158
$1,182
$1,222
$1,132
$87
$305
$409
$649
$746
$681
$749
$667
$632
$665
$940
$1,076
$138
$230
$287
$361
$421
$439
$375
$1,307
$1,586
$2,093
$1,946
$1,819
$2,002
$2,067
$2,077
$2,208
$2,583
$2,647
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Reinsurance Insurance Lloyd's
… WHILE DEVELOPING AN INCREASINGLY DIVERSIFIED MIX OF BUSINESS
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(GWP $ in mm)

ASPEN’S GROWTH ACHIEVED THROUGH CONSIDERED AND PLANNED
EXPANSION OF THE BUSINESS, WITH CONSISTENT FOUNDATIONS
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Culture, team and people
Risk management and strong balance sheet
Investment for value creation
Cat Re-
insurance
Reinsurance
build out
London
market
insurance
build out
U.S.
Specialty
Insurance
build out
Consistent
foundations
2003-06 2005-09 2009-14
Considered and
planned business
build out
Principal
focus of
investment
2013 NEP
(1)
($ mm)
$248 $825 $703 $396
(1)
Reinsurance includes all 2013 Ex-Cat Reinsurance Net Earned Premium (NEP). Specialty Insurance includes all 2013 ex-U.S. Insurance NEP